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                                   EXHIBIT 21











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                         SUBSIDIARIES OF THE REGISTRANT

                               As of June 30, 1996



Subsidiary                                               State of Incorporation
- - ----------                                               ----------------------
Agway Consumer Products, Inc..........................................Delaware
Agway Data Services, Inc..............................................Delaware
Agway Financial Corporation...........................................Delaware
Agway General Agency, Inc.............................................New York
Agway Holdings Inc....................................................Delaware
Agway Insurance Company...............................................New York
Agway Petroleum Corporation...........................................Delaware
Agway Realties, Inc...................................................Delaware
Janes Street, Inc.....................................................Michigan
Milford Fertilizer Company............................................Delaware
Motor Transportation Services, Inc....................................Delaware
New Albany Seed Company, Inc..........................................Indiana
Telmark Inc...........................................................New York
Texas City Refining, Inc. (1).........................................Delaware



Notes:
(1) Agway Petroleum Corporation owns 67% of Texas City Refining, Inc. In September 1993, Texas City Refining, Inc., filed a certificate of dissolution in the office of the Delaware Secretary of State.